Exhibit 21

EFI SUBSIDIARIES*

Name, Address	Jurisdiction of Organization	Doing Business As**
Electronics for Imaging Australia Pty Ltd	Australia
26 Cunningham Street
North Sydney NSW 2060
Australia

VUTEk Belgium BVBA	Belgium
Ikaroslaan 20, B-1930
Zaventem, Belgium

EFI Brazil LTDA	Brazil	Electronics for Imaging do Brazil
Av. Ayrton Senna
3000 Bloco2-Sala
412 Edifício via Purque Offices
Barra da Tijuca
Rio da Janiero
RJ CEP 22775-001

EFI (Canada), Inc.	Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada M5L 1A9

Electronics for Imaging, International	Cayman Islands
PW Corporate Services (Cayman) Ltd
PO Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands

Printcafe Software, Inc.	Delaware
40 24th Street
Pittsburgh, PA 15222

Electronics for Imaging France SARL	France	EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex

Electronics for Imaging GmbH	Germany	EFI Deutschland
Kaiserswertherstr
Strasse 115
D-40880 Ratingen
Duesseldorf, Germany

Best GmbH	Germany
Kaiserswertherstr
Strasse 115
D-40880 Ratingen
Duesseldorf, Germany

Electronics for Imaging India Private Limited	India
427, 16th Main, 3rd Cross, 3rd Block
Koramangala,
Bangalore, Karnataka 560 038

EFI Ireland Imaging Solutions Investment Company Ltd	Ireland
Harcourt Centre
Harcourt Street
Dublin 2 Ireland

EFI Israel Limited	Israel
1 Carlebach Street
Tel Aviv 97132, Israel

Electronics for Imaging Italia SRL	Italy
Centro Direzionale Milano Fiori
Strada 6, Palazzo E3
20090 Assago (Milano)
Italy

EFI KK	Japan	Electronics for Imaging KK
Shinjuku Island Wing 13F
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan

Electronics for Imaging Korea Co., Ltd.	Korea
37th Floor, ASEM Tower
159-1 Samsung-dong, Gangnam-gu
Seoul, Korea 135-798

EFI Luxembourg SARL	Luxembourg
2 Rue Hackin
L-1746 Luxembourg

Bestcolor Asia Sdn Bhd	Malaysia
12 Ground Floor,
Equatorial 1,
Jalan Bukit Jambur, Gyan Lepas 11900,
Penang, Malaysia

Electronics for Imaging, B.V.	Netherlands
201-207 Boeing Avenue
1119 PD Schiphol-Rijk
The Netherlands

Electronics for Imaging Investments S.à.r.l.	Netherlands
2 Rue Hackin
L-1746 Luxembourg

T/R Systems, Holland B.V.	Netherlands
Luchthavenweg 18 B
5657 EB Eindhoven
The Netherlands

VUTEk, Inc.	New Hampshire
One Vutek Place
Meredith, NH, 03253

Inkware LLC	New Hampshire
One Vutek Place
Meredith, NH, 03253

Electronics for Imaging Singapore Pte Ltd	Singapore
5 Shenton Way
#21-12 UIC Building
Singapore 068808

Electronics for Imaging España S.L.	Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain

Electronics for Imaging AB	Sweden	Electronics for Imaging Sweden
Frösundaviks Allé 15 4tr
169 70 Solna
Sweden

Electronics for Imaging Holding GmbH	Switzerland
ATAG Ernst & Young AG
Attn: Thomas Rast
Bundesstrasse 3
CH - 6304 Zug

Electronics for Imaging (Europe) Limited	UK	Electronics for Imaging UK
Stonebridge House
Padbury Oaks
Old Bath Road
Longford, Middlesex UB7 0EW
United Kingdom

Printcafe UK Limited	UK
Stonebridge House
Padbury Oaks,
Old Bath Road
Longford, Middlesex, UB7 0EW
United Kingdom

Vutek Offshore Limited	Barbados

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	“Doing Business As” names above have been listed only where they differ from the name of the subsidiary.